EXHIBIT 23(b)


                                 INDEPENDENT AUDITORS CONSENT

King Holding Corp.:

        We consent to the incorporation by reference in this Registration Statement of The Providence Journal Company (the "Company") on Form S-8 of our report dated February 10, 1995 relating to the consolidated financial statements of King Holding Corp. for the two years ended December 31, 1994, appearing in the Prospectus dated June 24, 1996 of the Company relating to Registration Statement No. 333-02703 on Form S-1.


                                            /s/ Deloitte & Touche LLP
                                            Deloitte & Touche LLP

Boston, Massachusetts
July 17, 1996